UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2008

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York		10577
(Address of principal executive offices)		(Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On November 3, 2008, MasterCard Incorporated (the “Company”) issued a press release announcing financial results for its third quarter ended September 30, 2008.

A copy of the press release is attached hereto as Exhibit 99.1. All information in the press release is furnished but not filed.

Non-GAAP Financial Information

Pursuant to the requirements of Regulation S-K, portions of the attached press release include a reconciliation of certain non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s related financial results prepared in accordance with GAAP.

MasterCard has presented non-GAAP financial measures in the attached press release for the three and nine months ended September 30, 2008 and 2007 as supplements to GAAP measures, to enhance an investor’s evaluation of MasterCard’s ongoing operating results and to aid in forecasting future periods. MasterCard’s management uses these non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation. In addition, with respect to the non-GAAP financial measures presented in the attached press release:

•

Operating expenses and operating margins—Litigation settlements have been excluded since MasterCard monitors litigation settlements separately from ongoing operations and evaluates ongoing operating performance without these settlements. See the attached press release for a table which provides a reconciliation of operating expenses and operating margin excluding litigation settlements to the most directly comparable GAAP measure to allow for a more meaningful comparison of results between periods.

•

Other income—Income from termination of a customer business agreement in the nine months ended September 30, 2008 and settlement received under an agreement to discontinue the Company’s sponsorship of the 2010 and 2014 World Cup soccer events in the nine months ended September 30, 2007 have been excluded from operating income. These items were not representative of MasterCard’s ongoing performance and therefore have been excluded to provide a more meaningful evaluation of MasterCard’s ongoing performance. See the attached press release for a table which provides a reconciliation of other income excluding these items to the most directly comparable GAAP measure to allow for a more meaningful comparison of results between periods.

•

Effective income tax rate—The income tax benefits associated with litigation settlements have been excluded to provide a comparison of the effective income tax rate associated with ongoing operations of the business. See the attached press release for a table which provides a reconciliation of the effective income tax rate excluding litigation settlements to the most directly comparable GAAP measure to allow for a more meaningful comparison of results between periods.

•

Net income (loss) and earnings (loss) per diluted share—Reflects the impact of all of the non-GAAP financial measures noted above. See the attached press release for a table which provides a reconciliation of net income (loss) and diluted earnings (loss) per share excluding these items to the most directly comparable GAAP measure to allow for a more meaningful comparison of results between periods.

Item 7.01	Regulation FD Disclosure

On November 3, 2008, the Company will host a conference call to discuss its third quarter ended September 30, 2008 financial results. A copy of the presentation to be used during the conference call is attached hereto as Exhibit 99.2. All information in the presentation is furnished but not filed.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release issued by MasterCard Incorporated, dated November 3, 2008.

99.2	Presentation of MasterCard Incorporated, dated November 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: November 3, 2008	By	/s/ Noah J. Hanft
Noah J. Hanft
General Counsel, Chief Franchise Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release issued by MasterCard Incorporated, dated November 3, 2008.

99.2	Presentation of MasterCard Incorporated, dated November 3, 2008.